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                                                                  EXHIBIT 10.14b

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT ("Sublease") is entered into as of this 26th day of November, 2001, by and between Mobile Satellite Ventures LP, a Delaware limited partnership ("Sublandlord"), and Motient Services Inc., a Delaware corporation
("Subtenant").

                                    RECITALS

A. Sublandlord is the tenant under that certain Deed of Lease by and between Trust Company of the West, as Trustee of TCW Realty Fund II, predecessor-in-interest to APA Properties No. 10, L.P., as landlord ("Master
Landlord"), and Motient Services Inc. (formerly AMSC Subsidiary Corporation) dated February 4, 1993, as amended by Amendment No. 1 dated June 21, 1993;
Amendment No. 2 dated January 27, 1994; Amendment No. 3 dated May 24, 1994, and
Amendment No. 5 dated October 7, 1994 (the "Master Lease"), for certain space located at 10800-10802 Parkridge Boulevard, Reston, Virginia, 22091 (the
"Premises").

B. Subtenant wishes to sublease a portion of the Premises from Sublandlord.

                                   AGREEMENT

     Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.       Basic Sublease Information.

                  The information set forth in this section (the "Basic

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Sublease Information") is intended to supplement and/or summarize the provisions set forth in the balance of this Sublease. Each reference in this Sublease to any of the terms set forth below shall mean the respective information set forth next to such term as amplified, construed or supplemented by the particular
Section(s) of the Sublease pertaining to such information. In the event of a conflict between the provisions of this Section and balance of the Sublease, the balance of the Sublease shall control.

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

SUBLANDLORD:                               Mobile Satellite Ventures LP,
                                           a Delaware limited partnership

Sublandlord's Address                      Mobile Satellite Ventures LP
for Notices:                               10800-10802 Parkridge Boulevard
                                           Reston, Virginia  22091
                                                    Attn:  Managing Director

Subtenant:                                 Motient Services Inc.,
                                           a Delaware corporation

SUBTENANT'S ADDRESS                        Motient Services Inc.
FOR NOTICES:                               10800-10802 Parkridge Boulevard
                                           Reston, Virginia  22091
                                                    Attn:  Manager, Facilities

SUBDEMISED PREMISES:                       The portion of the Premises described
                                           on Exhibit A, as may be modified from
                                           time to time upon the mutual
                                           agreement of Sublandlord, Subtenant
                                           and Landlord.

Building:                                  10800-10802 Parkridge Boulevard,

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
                                           Reston, Virginia

PERMITTED USE:                             Specified in Article 10 of the Master
                                           Lease as general office, sales and
                                           marketing offices and other lawful
                                           uses.

RENT:                                      Fifty  percent (50%) of total Base
                                           Rent and  Additional  Rent as set
                                           forth in, defined, and due under the
                                           Master Lease.

TERM COMMENCEMENT DATE:                    The term of the  Sublease  shall
                                           commence  upon the  later of
                                           (i) Sublandlord's receipt of written
                                           approval of this Sublease from Master
                                           Landlord and (ii) the effective  date
                                           of the Assignment and Assumption of
                                           Lease entered into between
                                           Sublandlord  and Subtenant (the
                                           "Assignment and  Assumption")
                                           pursuant to which Subtenant shall
                                           assign its interest in the Master
                                           Lease to Sublandlord. Promptly
                                           following the Term Commencement Date,
                                           Sublandlord will deliver to Subtenant
                                           a notice, identifying the Term
                                           Commencement Date and Expiration
                                           Date, a copy of which notice shall be
                                           executed by  Subtenant  and promptly
                                           returned to Sublandlord.

EXPIRATION DATE:                           The Expiration Date shall be
                                           August 2, 2003.

RENT COMMENCEMENT DATE:                    The Rent Commencement Date shall be
                                           the same as Term Commencement Date.

SUBTENANT'S INSURANCE:                     Specified and as required in
                                           Article 17 of the Master Lease.

         2.       Sublease.

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                  Sublandlord hereby subleases to Subtenant, and Subtenant
hereby subleases from Sublandlord, the Subdemised Premises upon all of the terms, covenants and conditions in this Sublease.

         3.       Delivery Condition.

                  Subtenant acknowledges that it takes possession of the Subdemised Premises in its "as is" condition, and further acknowledges that Sublandlord has made no representations or warranties of any kind or nature, whether express or implied, with respect to the Subdemised Premises, Common Areas, or Building, nor has Sublandlord agreed to undertake or perform any modifications, alterations, or improvements of the Subdemised Premises, Common Areas, nor has Sublandlord agreed to undertake or perform any modifications, alterations, or improvements of the Premises, Common Areas, or the Building which would inure to Subtenant's benefit.

         4.       Term.

                  4.1 INITIAL TERM. The initial term of this Sublease shall commence on the Term Commencement Date, and shall expire on the Expiration Date.

                  4.2 Surrender. Subtenant shall, upon the Expiration Date or earlier termination of this Sublease, remove all personal property, furniture, and trade fixtures, provided that removal of the same does not adversely affect the adversely affect the Building structure or any Building operating system, and that Subtenant repairs any damage to the Building structure or its operating systems caused by such removal pursuant to the requirements of the Master Lease. In the event

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Subtenant fails to remove its personal property and equipment as specified in this Section 4.2 by the Expiration Date, all such items remaining on the Subdemised Premises shall be deemed abandoned and Sublandlord may dispose of it as it sees fit, without liability to Subtenant. Sublandlord shall be responsible for the removal of all Alterations as required under the Master Lease, including Alterations installed by Subtenant under the Master Lease prior to the effective date of the Assignment and Assumption. Subtenant shall be responsible for removal of all Alterations installed by Subtenant pursuant to this Sublease. In all other respects, Subtenant shall deliver the Premises broom clean, in its condition as of the Term Commencement Date, reasonable wear and tear and casualty excepted. In no event shall Subtenant remove any of the plumbing, electrical, data lines, and HVAC system(s).

                  Subtenant shall vacate and deliver possession of the Subdemised Premises free of all liens, charges or encumbrances resulting from any act or omission on Subtenant's part, and free and clear of all violations thereon placed by any federal, state, municipal or other agency or authority by reason of Subtenant's failure to fulfill any of its obligations under this Sublease ("Violations"). Subtenant shall indemnify Sublandlord against any and all loss, expense, damage, costs or attorneys' fees arising out of Violations occurring after the Term Commencement Date. Sublandlord shall indemnify Subtenant against any and all loss, expense, damage, costs or attorneys' fees arising out of any Violation occurring prior to the Term Commencement Date. The voluntary or other surrender of this Sublease by Subtenant, or a mutual cancellation thereof, shall not work a merger, but shall, at the option of Sublandlord, either (1) terminate all or any existing subleases or subtenancies,

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or (2) operate as an assignment of Sublandlord of any or all such subleases or subtenancies.

                  4.4 Holding Over. If Subtenant remains in possession of the Subdemised Premises after the then current Expiration Date, such occupancy shall constitute a tenancy at sufferance, and Subtenant shall be obligated to pay 200% rental installments as specified in Section 5 of this Sublease and Subtenant shall be liable to Sublandlord for any and all claims, damages, liabilities, costs and expenses (including attorneys, fees and expenses) incurred by Sublandlord and arising out of Subtenant's failure to timely surrender the Subdemised Premises in accordance with the requirements of this Sublease.

         5.       Rent.

                  As used in this Sublease, the term "Rent" shall include
(1) Base Rent, (2) Additional Rent and (3) all other amounts which Subtenant is obligated to pay under the terms of this Sublease.

                  5.1 Rent. Rent is as specified in Section 1 (Basic Sublease Information). Rent shall be paid each month, without offset or deductions, on or before the first day of the month to Sublandlord at the Sublandlord's address in
Section 1.

                  Notwithstanding the above, Subtenant shall be solely responsible for any and all increases in Rent or any added cost or charge which has arisen solely because of Subtenant's tenancy in the Subdemised Premises, including any and all heat, water and sewer charges, electric and other utility charges, as well as any other service charges required by the Master Lease and relating to the Subdemised Premises.

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                  5.2 Late Charges. In addition to such remedies as may be
provided in the Master Lease or this Sublease, if Subtenant fails to pay any Rent when due, Sublandlord shall be entitled to a late charge and interest as set forth in the Article 22.6 of the Master Lease.

         6.       Use and Compliance With Laws.

                  Subtenant shall use the Subdemised Premises for the Permitted Use (as specified in the Basic Sublease Information) during the term of this Sublease, and for no other use or uses. Subtenant shall not engage in any activities prohibited by the Master Lease. Subtenant will not use or store flammable or hazardous materials on the Subdemised Premises. Subtenant shall not perform any act or carry on any practice which may injure the Subdemised Premises or cause any offensive odors or noises that constitute a nuisance or menace to any other tenant or tenants or other persons, and in no event shall any noises or odors be emitted from the Subdemised Premises. Nothing shall be done upon or about the Subdemised Premises which shall be unlawful, improper, or contrary to any law, ordinance, regulation or requirement of any public authority or insurance inspection or rating bureau or similar organization having jurisdiction and Subtenant will promptly comply with any such law, ordinance, regulation or requirement. Subtenant will observe and comply with, and will cause its employees, agents and invitees to observe and comply with the restrictions set forth herein. Subtenant agrees to comply with all rules and regulations that Master Landlord has made or may hereafter from time to time make for the Building. Sublandlord shall not be liable in any way for damage

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caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

         7.       Insurance.

                  Subtenant shall obtain at its sole expense the insurance required under Article 17 of the Master Lease effective as of the Term Commencement Date. Additionally, Subtenant shall name Sublandlord and Master Landlord as additional insureds, as their interests may arise or may appear, and shall furnish Sublandlord with certificates of insurance from its insurer, with respect to such insurance, and shall deliver such certificate to Sublandlord on or before the Term Commencement Date.

         8.       Assignment and Subletting.

                  Subtenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all of its interest in or rights with respect to the Premises or Subtenant's leasehold estate hereunder (collectively, "Assignment"), or permit all or any portion of the Premises to be occupied by anyone other than Subtenant (pursuant to a license, concession or otherwise) or sublet all or any portion of the Premises or transfer a portion of its interest in or rights with respect to Subtenant's leasehold estate hereunder. Subject to Master Landlord's consent under Article 11 of the Master Lease, Subtenant may assign, sublet or otherwise transfer its interest in this Sublease with Sublandlord's consent, to any parent, subsidiary or affiliate of Subtenant, or to a corporation or other business entity with which Subtenant may merge, amalgamate or consolidate.

         9.       Alterations.

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                  Subtenant shall not make or suffer to be made any alterations, additions or improvements to the Subdemised Premises, including those related to electrical, data cabling, or modifications to existing finishes, without the prior written consent of Master Landlord, as required under the Master Lease, and of Sublandlord, which approval with respect to Sublandlord shall not be unreasonably withheld. It shall be deemed reasonable for Sublandlord to withhold its consent to proposed alterations hereunder if Subtenant's proposed alterations, additions, or improvements adversely affect the Sublandlord's use of the Premises following the Sublease Expiration Date or if they do not satisfy the criteria set forth in the Master Lease. Additionally, Subtenant shall be subject to the standards for repairs and alterations set forth in the Master Lease.

         10.      Repairs and Maintenance.

                  10.1 SUBTENANT'S RESPONSIBILITY. Subtenant shall be responsible for the maintenance and repair of the Subdemised Premises pursuant to the provisions of Article 12.2 of the Master Lease.

                  10.2 Sublandlord's Responsibility. As between the parties to this Sublease, Sublandlord shall have no responsibility for the Subdemised Premises including, without: limitation, the roof, roof covering, foundation, subfloors, building structural components, major building systems (plumbing, electrical and heating, air conditioning and ventilation systems), and exterior walls of the Subdemised Premises, during the Sublease.

         11.      Default.

                  11.1 Events of Default. Subtenant shall be subject to the same

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default provisions as specified in Article 22 of the Master Lease, and
Sublandlord shall have all the remedies specified in Article 22, as if it were Master Landlord, including, without limitation, the right to terminate the Sublease and right to perform Subtenant's obligations under this Sublease.

         13.      Indemnity.

                  In addition to such indemnities as may be provided for in the Master Lease, Subtenant agrees to indemnify and hold Sublandlord harmless against all loss, damage, liability, or expense arising out of injury to third parties or their property (i) caused by any breach or default by Subtenant of any covenant or obligation it has hereunder (including but not limited to all covenants or obligations of the tenant under the Master Lease assumed by Subtenant pursuant to the terms of this Sublease), or (ii) caused by or in connection with anything owned or controlled by Subtenant, or (iii) resulting from any act, failure to act, or negligence of Subtenant or its employees, agents or invitees, or (iv) resulting from any nuisance suffered on the Subdemised Premises, except for damage or injury to third parties or property resulting from the proven gross negligence of Sublandlord. Subtenant further agrees to indemnify Sublandlord and hold Sublandlord harmless from all losses, damages, liabilities and expenses which Sublandlord may incur, or for which Sublandlord may be liable to Master Landlord, arising from the acts or omissions of Subtenant which are or are alleged to be defaults under the Master Lease or are the subject matter of any indemnity or hold harmless of Sublandlord, as tenant, to Master Landlord under the Master Lease.

         14.      Master Lease.

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                  14.1 Master Lease Provisions. Notwithstanding anything in this
Sublease to the contrary, the rights of Subtenant shall be subject to and limited by the terms and conditions contained in the Master Lease between Sublandlord and the Master Landlord, as it may be amended from time to time. Subtenant hereby acknowledges receipt of a copy of the Master Lease. Sublandlord shall have the right to amend the Master Lease from time to time without the consent of Subtenant provided that any such amendment shall not adversely affect Subtenant's ability to continue its then current operations in the Subdemised Premises, increase any of the rental or other payments required to be made by Subtenant or otherwise materially change the agreement between Subtenant and Sublandlord. Sublandlord shall endeavor to give Subtenant notice of any amendment to the Master Lease, but the failure to give such notice shall not affect the validity of such amendment or its applicability to Subtenant, except that Subtenant shall have no obligation to comply with the terms of any such amendment until it has received a copy. Any rights granted herein which are limited by the Master Lease shall be deemed to be so limited by this Sublease.

                  14.2 No Violation. Notwithstanding anything in this Sublease to the contrary, neither party shall commit or permit to be committed any act or omission which shall violate any term or condition of the Master Lease. Each party shall indemnify and hold harmless the other party from and against any loss, liability, claim, cost or expense (including reasonable attorneys' fees) incurred by the other party as a result of any termination or attempted termination of the Prime Lease resulting from any such act or omission by the other party.

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                  14.3 Consent of Master Landlord. Notwithstanding anything in this Sublease to the contrary, the effectiveness of this Sublease shall be conditioned upon Sublandlord obtaining the written consent of the Master Landlord under the Master Lease to this Sublease in form and substance satisfactory to Sublandlord and Subtenant. If the consent of the Master Landlord is not obtained, this Sublease shall be void.

                  14.4 TERMINATION OF MASTER LEASE. If the Master Lease terminates for any reason, this Sublease shall terminate concurrently therewith without any liability of Sublandlord to Subtenant.

                  14.5 Incorporation of Master Lease Terms. This Sublease and Subtenant's rights under this Sublease shall at all times be subject to all of the terms, covenants, and conditions of the Master Lease, with the same force and effect as if fully set forth herein at length, and except as otherwise expressly provided for herein, Subtenant shall keep, observe and perform or cause to be kept, observed and performed, faithfully all those terms, covenants and conditions of Sublandlord as tenant under the Master Lease with respect to the Subdemised Premises. Except as otherwise provided hereby, the terms, conditions, rights and responsibilities of the Master Lease are incorporated herein by reference, and Sublandlord shall have the rights and responsibilities with respect to the Subtenant that the Master Landlord has with respect to Sublandlord pursuant to the Master Lease, and Subtenant shall have the rights and responsibilities with respect to Sublandlord that Sublandlord has with respect to the Master Landlord pursuant to the Master Lease. With respect to the relationship between the Sublandlord and the Subtenant, the terms, covenants

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and conditions of this Sublease shall control with respect to any conflict or inconsistency between the terms, covenants and conditions contained herein and the terms, covenants and conditions of the Master Lease.

         15.      Counterparts.

                  This Sublease may be executed in one or more counterparts, each of which shall constitute one and the same instrument.

         16.      Governing Law.

                  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, except with respect to the choice-of-law provisions thereof.

         17.      Continuing Obligations.

                  Notwithstanding this Sublease, Subtenant shall remain liable for the obligations of "Tenant" under the Master Lease, and Motient Corporation (formerly American Mobile Satellite Corporation) ("Guarantor") shall remain liable for its obligations under that certain Guaranty of Lease made as of February 4, 1993 to Master Landlord.

                            [Signature page follows]

         IN WITNESS WHEREOF, this Sublease shall be deemed to have been executed as of the date first set forth above.

                                              SUBLANDLORD:

                                              MOBILE SATELLITE VENTURES LP,

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                                              a Delaware limited partnership

                                              By: /s/Carson E. Agnew
                                                  ------------------
                                                  Name: Carson E. Agnew
                                                  Title: Managing Director
                                                  Dated: November 26, 2001

                                              SUBTENANT:

                                              MOTIENT SERVICES INC.,
                                              A Delaware corporation

                                              By: /s/David H. Engvall
                                                  -------------------
                                                  Name: David H. Engvall
                                                  Title: Vice President
                                                  Dated: November 26, 2001

Not as a party, but solely to acknowledge its continuing obligations as guarantor described in Section 17.

                                              GUARANTOR:

                                              MOTIENT CORPORATION
                                              A Delaware corporation

                                              By: /s/David H. Engvall
                                                  -------------------
                                                  Name: David H. Engvall
                                                  Title: Vice President
                                                  Dated: November 26, 2001

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                                EXHIBIT OMITTED

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